Exhibit 99.2
Wellman, Inc.
Pro Forma Consolidated Balance Sheet (Unaudited)
as of June 30, 2007
(In Millions)

	Historical		Pro Forma		Pro Forma
	Wellman	WIL	Adjustment		Wellman

ASSETS

Current assets:
Cash and cash equivalents	$—	$—	$—		$—
Accounts receivable	185.6	(31.4)	—		154.2
Inventories	146.2	(29.9)	—		116.3
Prepaid expenses	33.6	(0.2)	—		33.4

Total current assets	365.4	(61.5)	—		303.9

Property, plant and equipment, at cost:
Land, buildings and improvements	100.0	(16.2)	—		83.8
Machinery and equipment	1,045.9	(94.2)	—		951.7
CIP	12.6	(0.6)	—		12.0

	1,158.5	(111.0)	—		1,047.5
Less accumulated depreciation	(588.2)	79.6	—		(508.6)

Net property, plant and equipment	570.3	(31.4)	—		538.9

Other Assets	47.7	(0.1)	—		47.6

	$983.4	$(93.0)	$—		$890.4

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$95.7	$(14.8)	$—		$80.9
Accrued liabilities	31.0	(4.2)	2.6	(a)	29.4
Taxes on income	1.3	(0.2)	—		1.1

Total current liabilities	128.0	(19.2)	2.6		111.4

Long-term debt	599.5	(0.3)	(37.6	)(b)	561.6
Deferred taxes on income	45.4	0.9	—		46.3
Other noncurrent liabilities	40.1	(11.9)	—		28.2

Total liabilities	813.0	(30.5)	(35.0)		747.5

Stockholders’ equity:
Common stock	—	—	—		—
Preferred stock	175.5	—	—		175.5
Paid-in capital	247.7	—	—		247.7
Warrants	4.9	—	—		4.9
Other comprehensive income	29.3	(29.2)	—		0.1
Accumulated deficit	(237.5)	(33.3)	35.0	(c)	(235.8)
Less treasury stock	(49.5)	—	—		(49.5)

Total stockholders’ equity	170.4	(62.5)	35.0		142.9

	$983.4	$(93.0)	$(0.0)		$890.4

(a)	Represents the accrual for estimated costs incurred in connection with or as a result of the sale of WIL.

(b)	Represents net cash received at closing used to pay down bank debt.

(c)	Represents the aggregation of the amounts noted above, reflecting our estimate of the net proceeeds associated with the sale of WIL.

Wellman, Inc
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
(In Millions, except per share data)

	Historical		Pro Forma
	2004	WIL	2004

Net Sales	$1,228.9	$(124.3)	$1,104.6

Cost of Sales	1,150.8	(109.3)	1,041.5

Gross Profit	78.1	(15.0)	63.1

Selling, General and Administrative Expenses	55.4	(8.5)	46.9

Restructuring Charges	1.8	(1.8)	—

Provision for Uncollectible Accounts	0.7	—	0.7

Other Expense (Income), Net	49.4	(9.2)	40.2

Operating Loss	(29.2)	4.5	(24.7)

Interest Expense, Net	38.1	—	38.1

Loss From Continuing Operations Before Income Tax Benefit	(67.3)	4.5	(62.8)

Income Tax Benefit	(17.2)	0.9	(16.3)

Loss From Continuing Operations	(50.1)	3.6	(46.5)

Accretion	(12.3)	—	(12.3)

Net Loss Attributable to Common Stockholders	$(62.4)	$3.6	$(58.8)

Basic and Diluted Net Loss Per Common Share:
Net Loss Attributable to Common Stockholders From Continuing Operations	$(1.97)	$0.11	$(1.86)

Average Common Shares — Basic and Diluted	31.6	31.6	31.6

Wellman, Inc
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
(In Millions, except per share data)

	Historical		Pro Forma
	2005	WIL	2005

Net Sales	$1,305.6	$(125.8)	$1,179.8

Cost of Sales	1,185.9	(111.5)	1,074.4

Gross Profit	119.7	(14.3)	105.4

Selling, General and Administrative Expenses	58.5	(8.3)	50.2

Restructuring Charges	0.6	—	0.6

Provision for Uncollectible Accounts	0.5	—	0.5

Other Expense (Income), Net	97.6	(25.1)	72.5

Operating Loss	(37.5)	19.1	(18.4)

Interest Expense, Net	45.4	(0.3)	45.1

Loss From Continuing Operations Before Income Tax Benefit	(82.9)	19.4	(63.5)

Income Tax Benefit	(24.4)	2.7	(21.7)

Loss From Continuing Operations	(58.5)	16.7	(41.8)

Accretion	(14.2)	—	(14.2)

Net Loss Attributable to Common Stockholders	$(72.7)	$16.7	$(56.0)

Basic and Diluted Net Loss Per Common Share:
Net Loss Attributable to Common Stockholders From Continuing Operations	$(2.29)	$0.53	$(1.77)

Average Common Shares — Basic and Diluted	31.7	31.7	31.7

Wellman, Inc
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
(In Millions, except per share data)

	Historical		Pro Forma
	2006	WIL	2006

Net Sales	$1,332.0	$(123.7)	$1,208.3

Cost of Sales	1,293.4	(119.5)	1,173.9

Gross Profit	38.6	(4.2)	34.4

Selling, General and Administrative Expenses	55.2	(7.2)	48.0

Restructuring Charges	1.5	(1.5)	—

Provision for Uncollectible Accounts	0.4	(0.2)	0.2

Other Expense (Income), Net	43.9	19.6	63.5

Operating Loss	(62.4)	(14.9)	(77.3)

Interest Expense, Net	58.0	(0.8)	57.2

Loss From Continuing Operations Before Income Tax Benefit	(120.4)	(14.1)	(134.5)

Income Tax Benefit	(36.7)	(1.5)	(38.2)

Loss From Continuing Operations	(83.7)	(12.6)	(96.3)

Accretion	(14.4)	—	(14.4)

Net Loss Attributable to Common Stockholders	$(98.1)	$(12.6)	$(110.7)

Basic and Diluted Net Loss Per Common Share:
Net Loss Attributable to Common Stockholders From Continuing Operations	$(3.08)	$(0.40)	$(3.47)

Average Common Shares — Basic and Diluted	31.9	31.9	31.9

Wellman, Inc
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
(In Millions, except per share data)

	Historical		Pro Forma
	YTD		YTD
	June 2007	WIL	June 2007

Net Sales	$688.2	$(69.1)	$619.1

Cost of Sales	670.8	(63.5)	607.3

Gross Profit	17.4	(5.6)	11.8

Selling, General and Administrative Expenses	25.8	(4.3)	21.5

Restructuring Charges	3.1	—	3.1

Provision for Uncollectible Accounts	0.3	(0.0)	0.3

Other Expense (Income), Net	(11.2)	—	(11.2)

Operating Loss	(0.6)	(1.3)	(1.9)

Interest Expense, Net	30.5	(0.2)	30.3

Loss From Continuing Operations Before Income Tax Benefit	(31.1)	(1.1)	(32.2)

Income Tax Benefit	0.1	(0.1)	—

Loss From Continuing Operations	(31.2)	(1.0)	(32.2)

Accretion	(7.5)	—	(7.5)

Net Loss Attributable to Common Stockholders	$(38.7)	$(1.0)	$(39.7)

Basic and Diluted Net Loss Per Common Share:
Net Loss Attributable to Common Stockholders From Continuing Operations	$(1.20)	$(0.03)	$(1.23)

Average Common Shares — Basic and Diluted	32.2	32.2	32.2